Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Amcor plc

Amcor Finance (USA), Inc.

Amcor UK Finance plc

Amcor Pty Ltd

Amcor Flexibles North America, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Amcor plc
Fees to Be Paid	Equity	Ordinary shares, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Equity	Preferred shares, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Debt	Debt securities	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Debt	Guarantees of debt securities(1)	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Other	Warrants	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Amcor Finance (USA), Inc.
	Debt	Debt securities	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Debt	Guarantees of debt securities(2)	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Amcor UK Finance plc
	Debt	Debt securities	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Debt	Guarantees of debt securities(3)	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Amcor Pty Ltd
	Debt	Debt securities	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Debt	Guarantees of debt securities(4)	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Amcor Flexibles North America, Inc.
	Debt	Debt securities	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
	Debt	Guarantees of debt securities(5)	Rule 456(b) and Rule 457(r)	(6)	(6)	(6)	(7)	(7)	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					—	—	—
	Total Fees Previously Paid					—	—	—
	Total Fee Offsets					—	—	—
	Net Fee Due					—	—	—

(1)	Amcor plc will fully and unconditionally guarantee debt securities issued by Amcor Finance (USA), Inc. (“AFUI”), Amcor UK Finance plc (“Amcor UK”), Amcor Pty Ltd (“Amcor Australia”) and/or Amcor Flexibles North America, Inc. (“Amcor Flexibles North America”). In accordance with Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no separate fee is payable with respect to the guarantees of debt securities being registered.

(2)	AFUI will fully and unconditionally guarantee debt securities issued by Amcor plc, Amcor UK, Amcor Australia and/or Amcor Flexibles North America. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

(3)	Amcor UK will fully and unconditionally guarantee debt securities issued by Amcor plc, AFUI, Amcor Australia and/or Amcor Flexibles North America. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

(4)	Amcor Australia will fully and unconditionally guarantee debt securities issued by Amcor plc, AFUI, Amcor UK and/or Amcor Flexibles North America. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

(5)	Amcor Flexibles North America will fully and unconditionally guarantee debt securities issued by Amcor plc, AFUI, Amcor UK and/or Amcor Australia. In accordance with Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities being registered.

(6)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to the anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(7)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.